Exhibit 10.2
THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.
THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE COMPANY, (II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (III) TO AN ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF THE STATES AND OTHER JURISDICTIONS OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.
THIS NOTE DOES NOT REQUIRE PHYSICAL SURRENDER OF THE NOTE IN THE EVENT OF A CONVERSION. AS A RESULT, FOLLOWING ANY CONVERSION OF ANY PORTION OF THIS NOTE, THE OUTSTANDING PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE MAY BE LESS THAN THE PRINCIPAL AMOUNT SET FORTH BELOW.
PURSUANT TO SECTION 2 HEREIN, THE OBLIGATIONS UNDER THIS NOTE ARE SUBJECT TO CERTAIN SUBORDINATION PROVISIONS.
SUBORDINATED CONVERTIBLE NOTE DUE MARCH 31, 2010

Note No.:	Original Principal
Issuance Date: December , 2005	Amount: $
New York, New York
     This Note (“Note”) is a duly authorized note of HORIZON OFFSHORE, INC., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), designated as the Company’s Subordinated Convertible Notes Due March 31, 2010 (“Maturity Date”).
     For Value Received, the Company hereby promises to pay to the order of                                         , or its permitted registered assigns or successors-in-interest (“Holder”) the

principal sum of [PRINCIPAL] (U.S. $                    ) on the Maturity Date. No interest shall accrue on the principal amount hereunder.
     All payments on this Note shall be made in lawful money of the United States of America by wire transfer of immediately available funds to such account as the Holder may from time to time designate by written notice in accordance with the provisions of this Note or by Company check. This Note may not be prepaid in whole or in part except as otherwise provided herein. Whenever any amount expressed to be due by the terms of this Note is due on any day which his not a Business Day (as defined below), the same shall instead be due on the next succeeding day which is a Business Day.
     Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Exchange Agreement dated December ___, 2005, pursuant to which the Note was originally issued (the “Exchange Agreement”). For purposes hereof the following terms shall have the meanings ascribed to them below:
     Section 1. Definitions. For purposes hereof the following terms shall have the meanings ascribed to them below:
     “Act” shall mean the Securities Act of 1933, as amended.
     “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in the City of New York are authorized or required by law or executive order to remain closed.
     “Capitalized Lease Liabilities” means all monetary obligations of the Company and its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, are or would be classified as capitalized leases.
     “Conversion Price” shall equal, subject to the adjustments set forth herein, $0.38 provided that, subject to adjustment set forth herein, the Conversion Price shall be increased to $.48 on January 1, 2006.
     “Convertible Securities” means any convertible securities, warrants, options or other rights to subscribe for or to purchase or exchange for, shares of Common Stock.
     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
     “Indebtedness” of any Person means, without duplication:
          (a) all obligations of such Person for borrowed money (including all notes payable and drafts accepted representing extensions of credit) and all obligations of such Person evidenced by bonds, Notes, notes or other similar instruments on which interest charges are customarily paid;
          (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker’s acceptances issued for the account of such Person;

          (c) all Capitalized Lease Liabilities of such Person (to the extent required by GAAP to be included on the balance sheet of such Person);
          (d) whether or not so included as liabilities in accordance with GAAP (i) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable for other than borrowed money arising in the ordinary course of business) and indebtedness secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse, and (ii) all obligations (contingent or otherwise) to guarantee, purchase or otherwise acquire, or otherwise assure a creditor against loss in respect of, Indebtedness of another Person;
          (e) all net obligations of such Person under Interest Rate Contracts; and
          (f) all obligations of such Person to redeem, purchase or otherwise retire or extinguish any of its Stock, or any warrants, options or rights to acquire its Stock, at a fixed or determinable date (whether by operation of a sinking fund or otherwise), at another’s option or upon the occurrence of a condition not solely within the control of such Person (e.g., redemption from future earnings).
     “Instrument” means any contract, agreement, letter of credit, indenture, mortgage, deed, certificate of title, document or writing (whether by formal agreement, letter or otherwise) under which any obligation is evidenced, assumed or undertaken, any Lien (or right or interest therein) is granted or perfected, or any property (or right or interest therein) is conveyed.
     “Interest Rate Contract” means any interest rate cap agreement, interest rate collar agreement, interest rate swap agreement or other agreement or arrangement designed to protect against fluctuations in interest rates.
     “Lien” means any mortgage, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, lien (statutory or other), adverse claim or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease involving substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC or comparable law of any jurisdiction).
     “Person” means any natural person, corporation, partnership, limited liability company, firm, association, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.
     “Principal Amount” means the principal amount of this Note.
     “Proceeding” means (a) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to any of the Company or its Subsidiaries, its properties or its creditors as such, (b) any proceeding for any liquidation, dissolution or other winding-up of any of the Company or its Subsidiaries, whether voluntary or involuntary, and whether or not involving insolvency or bankruptcy proceedings, or (any assignment for the benefit of creditors or marshaling of assets of any of the Company or its

Subsidiaries or the appointment of a trustee, receiver, sequestrator or other custodian for any of the Company or its Subsidiaries any of their properties.
     “Senior Debt” means the principal of and accrued interest on all Indebtedness incurred by any of the Company or its Subsidiaries under any of the Senior Debt Documents, reduced by the amount of all principal repayments of any such Indebtedness consisting of term loans and, without duplication, the amount of all permanent reductions of commitments under any revolving facilities under which Senior Debt may be incurred. Senior Debt shall also include any refinancing of Indebtedness
     “Senior Debt Documents” means those documents set forth in Schedule 1.
     “Senior Lender” means any holder of Senior Debt and “Senior Lenders” means the holders, collectively, of Senior Debt.
     “Stock” means all shares of capital stock of or in a corporation, whether voting or non voting, and including, without limitation, common stock and preferred stock.
     “Subsidiary” means, with respect to any Person, (1) any corporation of which the outstanding Stock having a least a majority of the votes entitled (without regard to the occurrence of any contingency) to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person; or (2) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person. Except as otherwise indicated herein, references to Subsidiaries shall refer to Subsidiaries of the Issuer.
     Section 2. Subordination.
          (a) Subordination. This Note shall be and hereby is expressly made subordinate for all purposes to the Senior Debt to the extent and in the manner provided herein.
          (b) Subordination in Event of Insolvency or Liquidation, Etc. (i) In the event of any Proceeding, (1) the Senior Debt shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made in respect of this Note, and (2) any payment or distribution of assets which would otherwise (but for this provision) be payable or deliverable in respect of this Note shall be paid or delivered directly to the Senior Lenders for application to and payment of the Senior Debt until all Senior Debt shall have been paid in full.
               (ii) The Holder agrees that if it has not filed appropriate claims or proofs of claim in respect of the Note in any Proceeding within thirty (30) days of any bar date, the Senior Lenders may file such claims or proofs of claim on its behalf.
          (c) Turnover of Improper Payments. If any payment or distribution, whether in cash, securities or other property, shall be received by the Holder in contravention of any of the terms hereof, such payment or distribution shall be received and held in trust for the benefit of the Senior Lenders, and shall be promptly paid over and delivered to the Senior Lenders for application to the payment of the Senior Debt to the extent necessary to cause the Senior Debt to be paid in full.
          (d) Subrogation. At such time as the Senior Debt has been paid in full, the Holder shall be subrogated to any rights of the Senior Lenders in and to the Senior Debt and any security therefor, to the extent paid by or on behalf of the Holder, and to receive any further payments or distributions of assets of the Company applicable to the Senior Debt until the Note shall be paid in full. For purposes of such subrogation, no payments or distributions to the Senior Lenders of any cash, property or securities to which the Holder would be entitled except for the provisions of this Section 2 shall, as among the Company and its creditors other than the Senior Lenders on the one hand and the Holder on the other hand, be deemed to have been made as a payment by any of them to or on account of the Senior Debt.
          (e) Reinstatement. The provisions of this Section 2 shall continue to be effective or be reinstated, as the case may be, if at any time any payment in respect of the Senior Debt is rescinded or must otherwise be returned by the Senior Lenders in the event of a Proceeding, all as though such payment had not been made.
          (f) Company Obligations Absolute. Nothing contained herein shall impair, as among the Company and the Holder, the obligation of the Company to pay to the Holder all amounts payable in respect of this Note as and when the same shall become due and payable in accordance with the terms hereof, or prevent the Holder from exercising all rights, powers and remedies otherwise permitted by applicable law or upon an Event of Default with respect to this Note.
          (g) Certain Payments and Distributions. Nothing contained herein shall prohibit the payment or distribution on account of this Note that is made in the form of equity securities of the Company, or in the form of debt securities or other evidences of Indebtedness that are subordinated in right of payment to the Senior Debt at least to the extent and the same terms as provided for in this Note.
          (h) No Waiver or Impairment of Subordination Provisions. The subordination effected by this Section 2 is a continuing subordination, and the Holder hereby agrees that at any time and from time to time, without notice to it, but subject in each case to any limitation set forth in the definition of Senior Debt: (a) the time for the Company’s performance of or compliance with any of its agreements contained in any Senior Debt Document may be extended or such performance or compliance may be waived by the applicable Senior Lenders; (b) a Senior Debt agreement may be amended for the purpose of adding any provisions thereto or increasing the amount of, or changing the terms of, the Senior Debt or changing in any manner the rights of any Senior Lender or any obligor thereunder; (c) payment of any Senior Debt or any portion thereof may be extended; (d) the maturity of the Senior Debt may be accelerated on a default or an event of default; and (e) any collateral security therefor may be exchanged, sold, surrendered, released or otherwise dealt with, in accordance with the terms of any Senior Debt Agreements; all without impairing or affecting the obligations of the Holder. The Holder hereby unconditionally waives notice of the incurrence of Senior Debt or any part thereof and reliance by any Senior Lender upon the subordination of this Note to the Senior Debt.

          (i) Reliance by Senior Lenders on Subordination Provisions. Holder, by accepting this Note, and the Company acknowledge and agree that the subordination provisions contained in this Section 2 are, and are intended to be, an inducement and a consideration to each holder of any Senior Debt, whether such Senior Debt was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Debt and such holder of such Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Debt.
Section 3. Conversion.
          (a) Conversion Right of Holder. Subject to the terms hereof, the Holder shall have the right, at such Holder’s option, at any time and from time to time on or prior to 5:00 p.m., New York City time, on February 28, 2006, to convert the outstanding Principal Amount under this Note in whole or in part by delivering to the Company a fully executed notice of conversion in the form of conversion notice attached hereto as Exhibit A (the “Conversion Notice”), which may be transmitted by facsimile.
          (b) Common Stock Issuance Upon Conversion.
               (i) Conversion Date Procedures. Upon conversion of this Note pursuant to Section 3(a) above, the outstanding Principal Amount hereunder shall be converted into such number of fully paid, validly issued and non-assessable shares of the Company’s common stock, par value $ .00001 per share (“Common Stock”), free of any liens, claims and encumbrances (other than liens, claims and encumbrances due to actions taken by Holder), as is determined by dividing the outstanding Principal Amount being converted by the then applicable Conversion Price and the rights of the Holder under this Note shall cease and the Holder shall be treated for all purposes as having become an owner of Common Stock. The date of any Conversion Notice hereunder shall be referred to herein as the “Conversion Date”. If a conversion under this Note cannot be effected in full for any reason, or if the Holder is converting less than all of the outstanding Principal Amount hereunder pursuant to a Conversion Notice, the Company shall, promptly after surrender by the Holder of this Note to the Company, promptly deliver to the Holder, upon request, (but no later than five (5) Trading Days after the later of the Conversion Date and such request) a Note for such outstanding Principal Amount as has not been converted if this Note has been surrendered to the Company for partial conversion. The Holder shall not be required to physically surrender this Note to the Company upon any conversion hereunder unless the full outstanding Principal Amount represented by this Note is being converted or repaid, in which case the Holder shall promptly surrender this Note to the Company. The Holder and the Company shall maintain records showing the outstanding Principal Amount so converted and repaid and the dates of such conversions or repayments or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon each such conversion or repayment.
               (ii) Stock Certificates. The Company will deliver to the Holder not later than five (5) Trading Days after the later of (i) the Conversion Date and (ii) delivery to the Company of the Conversion Notice, together with any certificates or opinions required to be delivered therewith, provided that no such certificates or opinions shall be due if the Common

Stock issuable upon conversion is to be issued in the name of the Holder (such later date, the “Delivery Date”), a certificate or certificates, representing the number of shares of Common Stock being acquired upon the conversion of this Note. If in the case of any conversion hereunder, such certificate or certificates are not delivered to or as directed by the Holder by the Delivery Date, the Holder shall be entitled by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return this Note tendered for conversion.
          (c) Conversion Price Adjustments.
               (i) Stock Dividends, Splits and Combinations. If the Company or any of its Subsidiaries, at any time while the Note is convertible (A) shall pay a stock dividend or otherwise make a distribution or distributions of Common Stock or Convertible Securities, (B) subdivide the outstanding Common Stock into a larger number of shares, or (C) combine the outstanding Common Stock into a smaller number of shares, then the Conversion Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding before such event and the denominator of which shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section 3(c) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.
               (ii) Rounding of Adjustments. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.
               (iii) Notice of Adjustments. Whenever any Conversion Price is adjusted pursuant to Section 3(c)(i), the Company shall promptly deliver to the Holder of this Note, a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, provided that any failure to so provide such notice shall not affect the automatic adjustment hereunder.
               (iv) Notice of Certain Events. If:
               (A) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or
               (B) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share of exchange whereby the Common Stock is converted into other securities, cash or property; or
               (C) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company;
then the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the books of the Company, on or prior to the date notice to the Company’s stockholders generally is given but in any event, on a date that will provide sufficient notice to the Holder to convert this Note prior to the occurrence of the relevant transaction, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange.
          (d) Reservation and Issuance of Underlying Securities. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of this Note, free from preemptive rights or any other actual contingent purchase rights of persons other than the holders of the Notes, such number of shares of Common Stock as shall be issuable hereunder. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid, and nonassessable.
          (e) No Fractions. Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the closing price of a share of Common Stock at such time. If the Company elects not, or is unable, to make such a cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.
          (f) Charges, Taxes and Expenses. Issuance of certificates for shares of Common Stock upon the conversion of this Note by the Holder shall be made without charge to the holder hereof for any issue or transfer tax or other similar incidental expense in respect of the issuance of such certificate, all of which issue or transfer taxes and other similar incidental expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the Holder, this Note when surrendered for conversion shall be accompanied by an assignment form.
          (g) Cancellation. After all of the Principal Amount has been paid in full or converted into Common Stock, this Note shall automatically be deemed canceled and the Holder shall promptly surrender this Note to the Company at the Company’s principal executive offices.
          (h) Notices Procedures. Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Conversion Notice, shall be in writing and delivered personally, by confirmed facsimile, or by a nationally recognized overnight courier service to the Company at the facsimile telephone number or address of the principal place of business of the Company as set forth in the Exchange Agreement. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, or by a nationally recognized overnight courier service addressed to the Holder at the facsimile telephone number or address of the Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed delivered (i) upon receipt, when delivered personally, (ii) when sent by facsimile, upon receipt if received on a Business Day prior to 5:00 p.m. (Eastern Time), or on the first Business Day following such receipt if received on a Business Day after 5:00 p.m. (Eastern Time) or (iii) upon receipt, when deposited with a nationally recognized overnight courier service.
     Section 4. Events of Default. The term “Event of Default” shall mean any of the events set forth in this Section 4.
          (a) Non-Payment of Obligations. The Company shall default in the payment when due of any principal of this Note.
          (b) Bankruptcy, Insolvency, etc. The Company or any Subsidiary shall:
               (i) become insolvent or generally fail to pay, or admit in writing its inability to pay, its debts as they become due;
               (ii) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for itself or any of its property, or make a general assignment for the benefit of creditors;
               (iii) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for itself or for any of its property, and such trustee, receiver, sequestrator or other custodian shall not be discharged within sixty (60) days;
               (iv) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Company or any Subsidiary and, if such case or proceeding is not commenced by the Company or Subsidiary, such case or proceeding shall be consented to or acquiesced in by the Company or such Subsidiary or shall result in the entry of an order for relief or shall remain for sixty (60) days undismissed; or
               (v) take any corporate action authorizing, or in furtherance of, any of the foregoing.
          (c) Default on Other Indebtedness, Contracts, etc. (a) Any Indebtedness of the Company or any Subsidiary in an aggregate principal amount exceeding $250,000 (other than the Note) shall not be paid at its stated maturity or shall be duly declared to be or shall become due and payable prior to the stated maturity thereof, (b) there shall occur and be continuing any event under any Instrument relating to any such Indebtedness, the effect of which is to cause such Indebtedness to become due prior to its stated maturity, or (c) the holder or holders of such Indebtedness, or any trustee, agent or other representative on behalf of such holder or holders, shall have demanded or required, pursuant to the terms of any Instrument relating to such

Indebtedness, that the Company or any Subsidiary redeem, repurchase or otherwise acquire or retire such Indebtedness for value at any time prior to its stated maturity.
          (d) Action if Bankruptcy. If any Event of Default described in Section 4(b) shall occur, the outstanding Principal Amount shall automatically be and become immediately due and payable without notice, demand or presentment.
          (e) Action if Other Event of Default. If any Event of Default (other than any Event of Default described in Section 4(b)) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Holder may, upon notice or demand, declare all or any portion of the outstanding principal amount of the Note to be due and payable, whereupon the full unpaid amount of the Note which shall be so declared due and payable shall be and become immediately due and payable without further notice, demand, or presentment.
     Section 5. Miscellaneous.
          (a) The provisions of this Note may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and, (x) in the case of an amendment or modification, is consented to by the Company and the Holder and the (y) in the case of a waiver of any obligation of the Company or compliance with any prohibition contained in this Agreement, is consented to by the Holder.
          (b) Notices. All notices hereunder shall be in writing or by telecopy (confirmed in writing) and shall be sufficiently given to the Holder, the Company or any Guarantor if addressed or delivered to them at the following addresses:

If to the Holder:	[ ]

Facsimile:

with copies to:	[ ]

If to the Company:	Horizon Offshore, Inc.
2500 CityWest Boulevard, Suite 2200
Houston, Texas 77042
Attention: Executive Vice President and
Chief Financial Officer
Facsimile: (713) 361-2677

with copies to:	Jones, Walker, Waechter, Poitevent,
Carrere & Denegre, L.L.P.
201 St. Charles Avenue, Suite 5100
New Orleans, Louisiana 70170
Attention: William B. Masters, Esq.
Telecopier No.: (504) 582-8012

or at such other address as any party may designate to any other party by written notice. All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when received, if deposited in the mail postage prepaid; when transmission is verified, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.
          (c) No failure or delay on the part of Holder in exercising any power or right under this Note shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Company in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by any Holder shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.
          (d) Holder shall be under no obligation to marshal any assets in favor of the Company or any other party or against or in payment of any or all of this Note. To the extent that the Company makes a payment or payments to the Holder, and such payment or payments or any part thereof are subsequently for any reason invalidated, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made.
          (e) Costs and Expenses. The Company agrees to pay all reasonable charges and expenses, including attorneys’ fees and expenses, which may be incurred by the Holder in the successful enforcement of this Note, or collecting any amount due under this Note.
          (f) Severability. Any provision of this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Note or affecting the validity or enforceability of such provision in any other jurisdiction.
          (g) Governing Law. (i) THIS NOTE SHALL BE DEEMED MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.
               (ii) The Company hereby agrees that any legal action or proceeding against it with respect to this Note may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York as any Holder may elect, and, by execution and delivery hereof, it accepts and consents for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts and agrees that such jurisdiction shall be exclusive. The Company hereby irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of the copies thereof by certified mail, return receipt requested, postage prepaid, to it at its address set forth herein, such service to become effective upon the earlier of (i) the date 10 calendar days after such mailing and (ii) any earlier date permitted by applicable law. The Company hereby agrees that Sections 5-1401 and 5-1402 of the General Obligations Law of the

State of New York shall apply to this Note and waives any right to stay or to dismiss any action or proceeding brought before said courts on the basis of forum non conveniens. Nothing herein shall affect the right of Holder to bring proceedings against the Company in the courts of any other jurisdiction or to serve process in any other manner permitted by applicable law.
               (iii) The Company, hereby irrevocably designates, appoints and empowers CT Corporation System, whose present address is 111 Eighth Avenue, New York, New York 10011, as its authorized agent to receive, for and on its behalf and its property, service of process in the State of New York when and as such legal actions or proceedings may be brought in the courts of the State of New York or of the United States of America sitting in New York, and such service of process shall be deemed complete upon the date of delivery thereof to such agent whether or not such agent gives notice thereof to such Obligor, or upon the earliest of any other date permitted by applicable law. It is understood that a copy of said process served on such agent will as soon as practicable be forwarded to the Company at its address set forth in Section 5(b) above, but its failure to receive such copy shall not affect in any way the service of said process on said agent as such agent of such Obligors. The Company agrees that it will at all times continuously maintain an agent to receive service of process in the State of New York on behalf of itself and its properties and in the event that, for any reason, the agent named above or its successor shall no longer serve as its agent to receive service of process in the State of New York on its behalf, it shall promptly appoint a successor so to serve and shall advise the Holder thereof (and shall furnish to the Holder the consent of any successor agent so to act).
          (h) Successors and Assigns. This Note shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the Company may assign or transfer its rights or obligations hereunder without the prior written consent of the Holder. This Note shall be freely transferable, without restriction, subject to compliance with applicable securities laws.
          (i) Waiver of Jury Trial, etc. THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THE NOTE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE COMPANY.

     IN WITNESS WHEREOF, the Company has caused this Note to be duly executed on December ___, 2005.

HORIZON OFFSHORE, INC.

By:

Name:
Title:

ATTEST:

EXHIBIT A
FORM OF CONVERSION NOTICE
(To be Executed by the Holder
in order to Convert a Note)
The undersigned hereby elects to convert the aggregate outstanding Principal Amount (as defined in the Note) indicated below of this Note into shares of Common Stock, $.00001 par value per share (the “Common Stock”), of HORIZON OFFSHORE, INC. (the “Company”) according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith, including an opinion of counsel reasonably satisfactory to the Company that registration of this issuance is not required under the Securities Act of 1933, as amended. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

Conversion information:

Date to Effect Conversion

Aggregate Principal Amount of Note Being Converted

Number of Shares of Common Stock to be Issued

Applicable Conversion Price

Signature

Name

Address

SCHEDULE 1
SENIOR DEBT DOCUMENTS
(1)	Loan Agreement, dated December 30, 1998, among Horizon Vessels, Inc., Horizon Offshore Contractors, Inc., The CIT Group/Equipment Financing, Inc., Heller Financial Leasing, Inc., U. S. Bancorp Leasing & Financial and Safeco Credit Company, Inc., as amended through the date hereof, and any notes, guarantees, security agreements and mortgages executed with respect thereto

(2)	Financing Agreement, dated as of March 31, 2005, by and among Horizon Offshore, Inc., the borrowers listed on the signature pages thereto, the guarantees listed on the signature pages thereto, and Manchester Securities Corp., as agent for the lenders thereunder, and any notes, guarantees, security agreements and mortgages executed with respect thereto.

(3)	Loan Agreement, dated June 29, 2001, between Horizon Vessels, Inc. and General Electric Capital Corporation, as amended through the date hereof, and any notes, guarantees, security agreements and mortgages executed with respect thereto

(4)	Amended and Restated Loan Agreement, executed March 11, 2004 but dated June 29, 2001, between Horizon Vessels, Inc., Horizon Offshore, Inc. and Horizon Offshore Contractors, Inc. and Wachovia Bank, National Association (successor by merger to SouthTrust Bank), as amended through the date hereof, and any notes, guarantees, security agreements and mortgages executed with respect thereto

(5)	Loan Agreement, dated June 30, 2003, between Horizon Vessels International Ltd. and General Electric Credit Corporation of Tennessee, as amended through the date hereof, and any notes, guarantees, security agreements and mortgages executed with respect thereto